UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2009

HANCOCK FABRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

One Fashion Way, Baldwyn, MS	38824
(Address of Principal Executive Offices)	(Zip Code)

Company's telephone number, including area code: (662) 365-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2009, the Board of Directors (the “Board”) of Hancock Fabrics, Inc. (the “Company”) designated Mr. Robert Driskell to serve as the Company’s Executive Vice President and Chief Financial Officer effective immediately.  Mr. Driskell has served as the Company’s Senior Vice President and Chief Financial Officer since February 2008.

In connection with the new designation, the Board approved an amended compensation arrangement with Mr. Driskell.  Pursuant to the arrangement, Mr. Driskell (i) will be paid a base salary of $220,000, (ii) is granted options to purchase 30,000 shares of the Company’s common stock (“Shares”) under the Company’s Long Term Incentive Plan, (iii) is granted options to purchase 25,000 Shares, vesting over 4 years, and (iv) will participate at the Executive Vice President level for the Company’s Short Term and Long Term Incentive Plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANCOCK FABRICS, INC.
(Registrant)

By:	/s/ Robert W. Driskell
Name:	Robert W. Driskell
Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: June 3, 2009